Exhibit 3.52

CERTIFICATE OF LIMITED PARTNERSHIP

OF

TE ELECTRONICS LP

The undersigned desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 8 Delaware Code, Chapter 17, does hereby certify as follows.

1.	The name of the Limited Partnership is TE Electronics LP.

2.	The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

3.	The name and address of the sole general partner is as follows:

Name	Address
Tandy Corporation	100 Throckmorton St., Suite 1700 Fort Worth, Texas 76102

IN WITNESS WHEREOF, the undersigned, constituting the sole general partner of the Limited Partnership, has caused this Certificate of Limited Partnership to be duly executed to be effective as of the 31st day of December, 1999.

TE ELECTRONICS LP

By:	TANDY CORPORATION General Partner

By:	/s/ Carolyn Hoopes
Carolyn Hoopes Assistant Corporate Secretary